EXHIBIT 16

October 15, 2007


Securities and Exchange Commission
Washington, D.C.  20549-0410


Dear Sirs/Madams:


We have read Item 4.01(a) of EarthFirst Technologies, Incorporated's Form 8-K dated October 9, 2007, and we agree with the statements made therein.



Sincerely,

/s/ Aidman, Piser & Company, P.A.